Exhibit 10.29

CEVA, INC. 2011 STOCK INCENTIVE PLAN

NOTICE OF RESTRICTED STOCK UNIT AWARD

Grantee’s Name and Address:

You (the “Grantee”) have been granted Restricted Stock Units (the “Award”), subject to the terms and conditions of this Notice of Restricted Stock Unit Award (the “Notice”), the CEVA, Inc. 2011 Stock Incentive Plan, as amended from time to time (the “Plan”), and the Restricted Stock Unit Award Agreement (the “Award Agreement”) attached hereto, as follows. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Notice.

Date of Award

Vesting Commencement Date

Total Number of Restricted Stock Units Awarded (the “Units”)

Vesting Schedule:

Subject to the Grantee’s Continuous Service and other limitations set forth in this Notice, the Plan and the Award Agreement, the Units will vest in accordance with the following schedule: 33.4% of the original number of Units on the first anniversary of the Vesting Commencement Date, 33.3% of the original number of Units on the second anniversary of the Vesting Commencement Date and the remaining 33.3% of the original number of Units on the third anniversary of the Vesting Commencement Date.

During any authorized leave of absence, the vesting of the Units as provided in this schedule shall be suspended after the leave of absence exceeds a period of ninety (90) days. Vesting of the Units shall resume upon the Grantee’s termination of the leave of absence and return to service to the Company or a Related Entity. The Vesting Schedule of the Units shall be extended by the length of the suspension.

For purposes of this Notice and the Award Agreement, the term “vest” shall mean, with respect to any Units, that such Units are no longer subject to forfeiture to the Company. If the Grantee would become vested in a fraction of a Unit, such Unit shall not vest until the Grantee becomes vested in the entire Unit.

Vesting shall cease upon the date the Grantee terminates Continuous Service for any reason, including death or Disability. In the event of termination of the Grantee’s Continuous Service for any reason, including death or Disability, any unvested Units held by the Grantee immediately upon such termination of the Grantee’s Continuous Service shall be forfeited and deemed reconveyed to the Company and the Company shall thereafter be the legal and beneficial owner of such reconveyed Units and shall have all rights and interest in or related thereto without further action by the Grantee.

IN WITNESS WHEREOF, the Company and the Grantee have executed this Notice and agree that the Award is to be governed by the terms and conditions of this Notice, the Plan and the Award Agreement.

CEVA, Inc., a Delaware corporation

By:

Title:

THE GRANTEE ACKNOWLEDGES AND AGREES THAT THE UNITS SHALL VEST, IF AT ALL, ONLY DURING THE PERIOD OF THE GRANTEE’S CONTINUOUS SERVICE (NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THE AWARD OR ACQUIRING SHARES HEREUNDER). THE GRANTEE FURTHER ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS NOTICE, THE AWARD AGREEMENT OR THE PLAN SHALL CONFER UPON THE GRANTEE ANY RIGHT WITH RESPECT TO FUTURE AWARDS OR CONTINUATION OF THE GRANTEE’S CONTINUOUS SERVICE, NOR SHALL IT INTERFERE IN ANY WAY WITH THE GRANTEE’S RIGHT OR THE RIGHT OF THE COMPANY OR RELATED ENTITY TO WHICH THE GRANTEE PROVIDES SERVICES TO TERMINATE THE GRANTEE’S CONTINUOUS SERVICE, WITH OR WITHOUT CAUSE, AND WITH OR WITHOUT NOTICE. THE GRANTEE ACKNOWLEDGES THAT UNLESS THE GRANTEE HAS A WRITTEN EMPLOYMENT AGREEMENT WITH THE COMPANY TO THE CONTRARY, THE GRANTEE’S STATUS IS AT WILL.

The Grantee acknowledges receipt of a copy of the Plan and the Award Agreement, and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts the Award subject to all of the terms and provisions hereof and thereof. The Grantee has reviewed this Notice, the Plan, and the Award Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Notice, and fully understands all provisions of this Notice, the Plan and the Award Agreement. The Grantee hereby agrees that all questions of interpretation and administration relating to this Notice, the Plan and the Award Agreement shall be resolved by the Administrator in accordance with Section 8 of the Award Agreement. The Grantee further agrees to the venue selection and waiver of a jury trial in accordance with Section 9 of the Award Agreement. The Grantee further agrees to notify the Company upon any change in the residence address indicated in this Notice.

Dated:	Signed:
Grantee

2

Award Number:

CEVA, INC. 2011 STOCK INCENTIVE PLAN

RESTRICTED STOCK UNIT AWARD AGREEMENT

1. Grant of Restricted Stock Units. CEVA, Inc., a Delaware corporation (the “Company”), hereby grants to the Grantee (the “Grantee”) named in the Notice of Restricted Stock Unit Award (the “Notice”) an award (the “Award”) of the Total Number of Restricted Stock Units Awarded set forth in the Notice (the “Units”) subject to the terms and provisions of the Notice, this Restricted Stock Unit Award Agreement (the “Award Agreement”), the Company’s 2011 Stock Incentive Plan (the “Plan”), as amended from time to time, which are incorporated herein by reference. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Award Agreement.

2. Conversion of Units and Issuance of Shares.

(a) General. Subject to Sections 2(b) and 2(c), one share of common stock of the Company (the “Company Stock”) shall be issuable for each Unit subject to the Award (the “Shares”) upon vesting. Immediately thereafter, or as soon as administratively feasible, the Company will deliver the appropriate number of Shares to the Grantee after satisfaction of any required tax or other withholding obligations. Notwithstanding the foregoing, the relevant number of Shares shall be delivered to the Grantee no later than March 15th of the year following the calendar year in which the Award vests.

(b) Delay of Conversion. The conversion of the Units into the Shares under Section 2(a) above may be delayed in the event the Company reasonably anticipates that the issuance of the Shares would constitute a violation of federal securities laws or other Applicable Laws. If the conversion of the Units into the Shares is delayed by the provisions of this Section 2(b), the conversion of the Units into the Shares shall occur at the earliest date at which the Company reasonably anticipates issuing the Shares will not cause a violation of federal securities laws or other Applicable Laws. For purposes of this Section 2(b), the issuance of the Shares that would cause inclusion in gross income or the application of any penalty provision or other provision of the Internal Revenue Code of 1986, as amended (the “Code”) is not considered a violation of Applicable Laws.

(c) Delay of Issuance of Shares. The Company shall delay the delivery of any Shares under this Section 2 to the extent necessary to comply with Section 409A(a)(2)(B)(i) of the Code (relating to payments made to certain “specified employees” of certain publicly-traded companies); in such event, any Shares to which the Grantee would otherwise be entitled during the six (6) month period following the date of the Grantee’s termination of Continuous Service will be delivered on the first business day following the expiration of such six (6) month period.

3. Taxes.

(a) Tax Liability. The Grantee is ultimately liable and responsible for all taxes owed by the Grantee in connection with the Award, regardless of any action the Company or any Related Entity takes with respect to any tax withholding obligations that arise in connection with the Award. Neither the Company nor any Related Entity makes any representation or undertaking regarding the treatment of any tax withholding in connection with any aspect of the Award, including the grant or vesting, or delivery of Shares under, the Award or the subsequent sale of Shares acquired under the Award. The Company and its Related Entities do not commit and are under no obligation to structure the Award to reduce or eliminate the Grantee’s tax liability. No Shares will be delivered to the Grantee or other person under the Award until the Grantee or other person has made arrangements acceptable to the Administrator for the satisfaction of applicable income tax, employment tax and any other withholding obligations.

(b) Payment of Withholding Taxes. Prior to any event in connection with the Award (e.g., vesting) that the Company determines may result in any tax withholding obligation, whether United States federal, state, local or non-U.S., including any social insurance, employment tax, payment on account or other tax-related obligation (the “Tax Withholding Obligation”), Grantee must arrange for the satisfaction of the minimum amount of the Tax Withholding Obligation in a manner acceptable to the Company.

(i) By Share Withholding. If permissible under Applicable Law, Grantee authorizes the Company to, in its sole discretion, withhold from those Shares otherwise issuable to Grantee the whole number of Shares sufficient to satisfy the minimum applicable Tax Withholding Obligation. Grantee acknowledges that the withheld Shares may not be sufficient to satisfy Grantee’s minimum Tax Withholding Obligation. Accordingly, Grantee agrees to pay to the Company or any Related Entity as soon as practicable, including through additional payroll withholding, any amount of the Tax Withholding Obligation that is not satisfied by the withholding of Shares described above.

(ii) By Sale of Shares. Unless Grantee determines to satisfy the Tax Withholding Obligation by some other means in accordance with clause (iii) below, Grantee’s acceptance of this Award constitutes Grantee’s instruction and authorization to the Company and any brokerage firm determined acceptable to the Company for this purpose to, upon the exercise of Company’s sole discretion, sell on Grantee’s behalf a whole number of Shares from those Shares issuable to Grantee as the Company determines to be appropriate to generate cash proceeds sufficient to satisfy the minimum applicable Tax Withholding Obligation (“Tax Obligation Sale”). These Shares will be sold on the day the Tax Withholding Obligation arises (e.g., a vesting date) or as soon thereafter as practicable. Grantee will be responsible for all broker’s fees and other costs related to a Tax Obligation Sale, and Grantee agrees to indemnify and hold the Company harmless from any losses, costs, damages, or expenses relating to any Tax Obligation Sale. To the extent the proceeds of a Tax Obligation Sale exceed Grantee’s minimum Tax Withholding Obligation, the Company agrees to pay the excess in cash to Grantee. Grantee acknowledges that the Company or its designee is under no obligation to arrange for a Tax Obligation Sale at any particular price, and that the proceeds of any Tax Obligation Sale may not be sufficient to satisfy Grantee’s minimum Tax Withholding Obligation. Accordingly, Grantee agrees to pay to the Company or any Related Entity as soon as practicable, including through additional payroll withholding, any amount of the Tax Withholding Obligation that is not satisfied by a Tax Obligation Sale.

(iii) By Check, Wire Transfer or Other Means. At any time not less than five (5) business days (or a fewer number of business days as determined by the Administrator) before any Tax Withholding Obligation arises (e.g., a vesting date), Grantee may elect to satisfy Grantee’s Tax Withholding Obligation by delivering to the Company an amount that the Company determines is sufficient to satisfy the Tax Withholding Obligation by (x) wire transfer to an account specified by the Company, (y) delivery of a certified check payable to the Company, or (z) any other means as is specified from time to time by the Administrator.

(iv) Additional Options. The Company or a Related Entity also may satisfy any Tax Withholding Obligation by offsetting any amounts (including, but not limited to, salary, bonus and severance payments) payable to Grantee by the Company and/or a Related Entity. Furthermore, in the event of any determination that the Company has failed to withhold a sum sufficient to pay all withholding taxes due in connection with the Award, Grantee agrees to pay the Company the amount of the deficiency in cash within five (5) days after receiving a written demand from the Company to do so, whether or not Grantee is an employee of the Company at that time.

(c) Tax Consultation. The Grantee is advised to consult with a tax advisor with respect to the tax consequences of receiving or converting Units hereunder. The Company and/or its Related Entities do not assume any responsibility to advise the Grantee on such matters, which shall remain solely the responsibility of the Grantee

4. Transfer Restrictions. The Units may not be transferred in any manner other than by will or by the laws of descent and distribution and may be converted during the lifetime of the Grantee only by the Grantee.

5. Right to Shares. The Grantee shall not have any right in, to or with respect to any of the Shares (including any voting rights or rights with respect to dividends paid on the Company Stock) issuable under the Award until the Award is settled by the issuance of such Shares to the Grantee.

6. Entire Agreement: Governing Law. The Notice, the Plan and this Award Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Grantee with respect to the subject matter hereof, and may not be modified adversely to the Grantee’s interest except by means of a writing signed by the Company and the Grantee. Nothing in the Notice, the Plan and this Award Agreement (except as expressly provided therein) is intended to confer any rights or remedies on any persons other than the parties. The Notice, the Plan and this Award Agreement are to be construed in accordance with and governed by the internal laws of the State of Delaware without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of Delaware to the rights and duties of the parties. Should any provision of the Notice, the Plan or this Award Agreement be determined to be illegal or unenforceable, such provision shall be enforced to the fullest extent allowed by law and the other provisions shall nevertheless remain effective and shall remain enforceable.

7. Construction. The captions used in the Notice and this Award Agreement are inserted for convenience and shall not be deemed a part of the Award for construction or interpretation. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

8. Administration and Interpretation. Any question or dispute regarding the administration or interpretation of the Notice, the Plan or this Award Agreement shall be submitted by the Grantee or by the Company to the Administrator. The resolution of such question or dispute by the Administrator shall be final and binding on all persons.

9. Venue and Waiver of Jury Trial. The Company and the Grantee (the “parties”) agree that any suit, action, or proceeding arising out of or relating to the Notice, the Plan or this Award Agreement shall be brought in the United States District Court in the State of Delaware (or should such court lack jurisdiction to hear such action, suit or proceeding, in a Delaware state court) and that the parties shall submit to the jurisdiction of such court. The parties irrevocably waive, to the fullest extent permitted by law, any objection the party may have to the laying of venue for any such suit, action or proceeding brought in such court. THE PARTIES ALSO EXPRESSLY WAIVE ANY RIGHT THEY HAVE OR MAY HAVE TO A JURY TRIAL OF ANY SUCH SUIT, ACTION OR PROCEEDING. If any one or more provisions of this Section 9 shall for any reason be held invalid or unenforceable, it is the specific intent of the parties that such provisions shall be modified to the minimum extent necessary to make it or its application valid and enforceable.

10. Notices. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery, upon deposit for delivery by an internationally recognized express mail courier service or upon deposit in the United States mail by certified mail (if the parties are within the United States), with postage and fees prepaid, addressed to the other party at its address as shown in these instruments, or to such other address as such party may designate in writing from time to time to the other party.

END OF AGREEMENT

4